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                                                                    Exhibit 21.1

EXHIBIT 21

The subsidiaries of Allied Holdings, Inc. and the place of incorporation or organization are as follows:

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
Allied Automotive Group, Inc.                   Georgia
Axis Group, Inc.                                Georgia
Allied Systems, Ltd., LP                        Georgia
Allied Systems (Canada) Company                 Nova Scotia
GACS Incorporated                               Georgia
Allied Freight Broker, LLC                      Delaware
QAT, Inc.                                       Florida
Terminal Services, LLC                          Delaware
F.J. Boutell Driveaway, LLC                     Delaware
RMX, LLC                                        Delaware
Transport Support, LLC                          Delaware
Commercial Carriers, Inc.                       Michigan
Haul Insurance Limited                          Cayman Islands
AH Industries, Inc.                             Alberta
Kar-Tainer International Limited                Bermuda
Axis Netherlands, LLC                           Georgia
Axis Areta, LLC                                 Georgia
Arrendadora de Equipo para el                   Mexico
Transporte de Automoviles, s. de R.L. de C.V.
Axis Logistica, S. de R.L. de C.V.              Mexico
Logistic Technology, LLC - Georgia              Georgia
Logistic Systems, LLC                           Georgia
Axis Canada Company                             Nova Scotia
CT Services, Inc.                               Michigan
Cordin Transport, LLC                           Delaware
Axis Operadora Hermosillo                       Mexico
ACE Operations, LLC                             Georgia
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